UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 4, 2021

Alpine 4 Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237

Phoenix, AZ 85016

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431

 (ISSUER TELEPHONE NUMBER)

ALPINE 4 TECHNOLOGIES LTD.

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01Entry into a Material Definitive Agreement.

Item 2.01Completion of Acquisition or Disposition of Assets.

Item 3.02 Unregistered Sales of Equity Securities.

Business Holding Company Acquisition

On May 4, 2021, Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”), announced that its wholly owned subsidiary A4 Manufacturing, Inc., a Delaware corporation (“A4 Manufacturing”), had entered into a Membership Interest Purchase Agreement (the “MIPA”) with Alternative Laboratories, LLC, a Delaware limited liability company (“Alt Labs”), KAI Enterprises, LLC, a Florida limited liability company (“KAI”), and Kevin Thomas (“Thomas”). The purchase of the Acquired Interests as discussed herein is referred to as the “Transaction.”  The parties to the MIPA agreed that the closing of the Transaction would take place when all of the conditions set forth in the MIPA were met or waived by the applicable parties, and such date would be referred to as the “Closing Date.”  The Closing Date of the Transaction occurred on Monday, May 10, 2021.

Prior to the Transaction, Mr. Thomas owned all of the issued and outstanding membership interests (the “Acquired Interests”) of KAI, which owns all of the issued and outstanding membership interests of Alt Labs.  Pursuant to the MIPA, on the Closing Date, A4 Manufacturing acquired ownership of the Acquired Interests, and indirect ownership of Alt Labs.

The purchase price for the Acquired Interests (the “Purchase Price”) consisted of Ten Million Dollars ($10,000,000), as well as shares of the Company’s Class A Common Stock (the “Shares”) equal to the book value of the inventory of Alt Labs, which was determined at the close of business on the business day immediately prior to the Closing Date, which was May 7, 2021.  The Company issued 361,787 Shares as of the Closing Date.

The Shares were issued in connection with the Transaction described above without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.

Business of Alt Labs

Alt Labs is a private-label contract manufacturer located in Southwest Florida. Prior to the closing of the Transaction, Alt Labs has specialized in the manufacturing and packaging of liquids, powders, tablets, capsules, and other unique nutritionals. Alt Labs’ product formulation abilities and global raw material access provide Alt Labs’ clients with unique “first-to-market” products and cutting-edge innovations.

The Alt Labs facilities are registered with the FDA and cGMP, and are Organic and Kosher certified.

The services offered by Alt Labs include pasteurization; sterilization; particle sizing; UV sanitation; purification; cold & hot filling of liquids; packaging; Research & Product Development; high vacuum-low temp-Microwave foods processing, including “jet puffed dried foods.”

Following the Closing Date, A4 Manufacturing intends to continue to operate the business of Alt Labs.

Commission Agreement with Mr. Thomas

In connection with the MIPA and the Transaction, Alt Labs and ASD Capital Group LLC (“ASD”), through its Managing Member, Mr. Thomas, entered into a commission agreement (the “Commission Agreement”), pursuant to which Alt Labs agreed to compensate ASD for providing customer relationship management services to help Alt Labs grow its customer base and revenues.  The term of the Commission Agreement is for an initial period of two years, renewable for successive one-year periods unless either party gives at least 90 days’ notice prior to the expiration of the first year or any subsequent renewal period. Pursuant to the Commission Agreement, Alt Labs agreed to pay one percent of gross sales derived from established product SKUs, five percent of gross sales derived from new product SKUs during the first year of sales of such new products (with certain limitations and conditions), and two percent of gross sales from the new products during the second and subsequent years of sales of such new products.

Real Estate Holding Company Acquisition

In connection with the purchase of the Acquired Interests, the parties to the MIPA acknowledged and agreed that A4 Manufacturing would purchase all of the issued and outstanding membership interests of 4740 Cleveland, LLC, a Florida limited liability company (“4740”) from Mr. Thomas pursuant to a purchase agreement (the “Purchase Agreement”).  The purpose of the Purchase Agreement would be for A4 Manufacturing to acquire indirect ownership of real property owned by 4740 (the “Real Property”) is defined in the MIPA as the real property owned by 4740 and located at 4740 South Cleveland Avenue, Fort Myers, Florida 33907, and all the Improvements located thereon and Appurtenances thereto.  The acquisition of the Real Property is referred to herein as the “Real Property Sale,” and the parties to the MIPA agreed that the Real Property Sale would close within 75 days after the Closing Date.

In connection with the Real Property Sale, A4 Manufacturing agreed to enter into the Purchase Agreement, the Lease Agreement and the Escrow Agreement (all discussed below) all dated as of the Closing Date. A4 Manufacturing also agreed to pay to Cona Law, PLLC (the “Escrow Agent”), the sum of $1,600,000 (the “Escrow Amount”) on the Closing Date. The Escrow Amount will be held by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement.

From the Closing Date until the closing of the Real Property Sale, A4 Manufacturing will have use of the Real Property (defined as) to operate the business operations conducted by Alt Labs in accordance with and pursuant to the terms and conditions of the Lease Agreement.

Escrow Agreement

The Escrow Agreement, between A4 Manufacturing, Kevin Thomas, and Escrow Agent, sets forth the terms pursuant to which the Escrow Agent will hold the Escrow Amount until the closing of the purchase of 4047 by A4 Manufacturing.

Lease Agreement

A4 Manufacturing and 4740 agreed to enter into the Lease Agreement, dated as of the Closing Date, relating to A4 Manufacturing’s leasing of the Real Property from 4740. The Lease Agreement is a Triple-Net Lease, running for six years through April 30, 2027.  Base rent is $48,833.33 monthly through June 2021; $49,583.34 for July 2021; and $58,333.33 from August 2021 through April 2027.

The foregoing summaries of the terms of the MIPA, the Commission Agreement, the Escrow Agreement, the Lease Agreement, and the Purchase Agreement are subject to, and qualified in their entirety by the forms of the MIPA, the Commission Agreement, the Escrow Agreement, the Lease Agreement, and the Purchase Agreement, which are incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1	Membership Interest Purchase Agreement
10.2	Commission Agreement
10.3	Escrow Agreement
10.4	Lease Agreement
10.5	Purchase Agreement
99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By:	/s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: May 10, 2021